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                                                                   EXHIBIT 5.1


                         [Opinion of Hunton & Williams]

                               December 15, 1999


NEWBRIDGE NETWORKS CORPORATION
600 March Road
Kanata, Ontario K2K 2E6
Canada


                      NEWBRIDGE NETWORKS CORPORATION
                       Registration Statement on Form S-8
                        Offering of Common Shares Under
                         Newbridge Networks Corporation
                       Stanford Telecom Stock Option Plan
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as United States counsel for Newbridge Networks Corporation, a corporation incorporated under the Canada Business Corporations Act (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 353,955 Common Shares, without par value, of the Company (the "Common Shares") issuable pursuant to the exercise of stock options previously granted under the Stanford Telecommunications, Inc. 1991 Stock Option Plan (the "StanTel Plan"). The Company assumed the obligations under the StanTel Plan in accordance with the terms of an amended and restated merger agreement dated November 10, 1999 between the Company, Stanford Telecommunications, Inc. and Saturn Acquisition Corp. (the "Merger Agreement"). We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for purposes of this opinion. In this examination, except with respect to documents executed by officers of the Company in our presence, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies, and the authenticity of the originals of such latter documents.

     For purposes of this opinion we have also assumed, with your permission, that each option so authorized has been duly granted to an eligible participant in accordance with the terms and provisions of the StanTel Plan.

     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that the 353,955 Common Shares offered pursuant to the Registration Statement have been duly authorized for issuance upon the exercise of options and, when the consideration therefor is paid to the Company in accordance with the terms of such options and
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the Merger Agreement, that the Common Shares issued to the persons exercising such options will be duly authorized, validly issued, fully paid and nonassessable.

     We are members of the bar of the State of New York and, accordingly, we express no opinion as to the effect of the laws of any jurisdiction other than the Federal laws of the United States of America and the laws of the State of New York upon the matters referred to herein, in each case as such laws are in effect on the date hereof. With respect to matters expressed herein relating to the Company, to the extent such matters are governed by the laws of the Province of Ontario and the laws of Canada applicable therein, we have relied on the opinion of Osler, Hoskin & Harcourt LLP of even date herewith filed as Exhibit
5.2 to the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to statements referring to us in Item 5 of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                               Very truly yours,

                                               HUNTON & WILLIAMS